UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2017

SOLARIS POWER CELLS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-53982	46-3386352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2159 India Street

San Diego, CA 92101

(Address of Principal Executive Offices)

619-629-0922

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Solaris Power Cells, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on 21 December 2017 (the “Original Report”) relating to the Company’s settlement of a lawsuit and entry into a transaction under Section 3(a)(10) of the Securities Act of 1933, as amended. This Amendment hereby amends the Original Report by adding the following language:

ITEM 1.01 Entry into a Material Definitive Agreement.

The Settlement Amount included the assignment to Blue Citi of certain amounts owed by the Company. The total of this amount was $68,045, comprised of the following:

Vendor	Amount Owed	Description of Services

Spectrum Law Group, LLP	$30,000	Legal work related to the filing of SEC Form 10-K for Company for 2015; legal work related to the filing of the Company’s delinquent SEC filings for 2016.

Palaut Management	$25,000	Finance and accounting services; preparation of financial statements and notes; and, all work related to the preparation and filing of all delinquent SEC filings for the Company for 2015 and 2016.

Ankit Consulting Services Inc.	$10,000	Audit services and all related work for the filing with the SEC of the Company’s Form 10-K for 2015.

Quick Silver Stock Transfer	$1,545	Transfer agent services provided to the Company during 2017.

KLJ & Associates	$1,500	Audit services and related work in order to include results of the Company’s 2014 audit in the Company’s Form 10-K for 2015 to be filed with the SEC.

ITEM 8.01 Other Events.

The Company continues to be delinquent in its filings with the SEC under the Securities Exchange Act of 1934. The Company’s management has been diligently working with outside auditors, consultants, and legal counsel in order to file its Form 10-K for 2015 as soon as practicable. The expenses described in Item 1.01, above (except for the amount owed to Quick Silver Stock Transfer), were incurred for purposes of completing and filing the Company’s Form 10-K for 2015. The Company is committed to filing as soon as practicable all reports required of it under the Securities Exchange Act of 1934.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 27 December 2017	SOLARIS POWER CELLS, INC.

	By:	/s/ Neil Kleinman
Neil Kleinman,
Chief Executive Officer

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